Exhibit 1

September 13, 2010

CLAL BIOTECHNOLOGY INDUSTRIES LTD.
The Triangular Tower
45th floor
3 Azrieli Center
Tel Aviv 67023
Israel

Gentlemen,

     Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees that CLAL BIOTECHNOLOGY INDUSTRIES LTD. ("Clal Biotechnology") may file as necessary on behalf of the undersigned with the Securities and Exchange Commission a Schedule 13G or Schedule 13D and any amendments thereto in respect of shares of BIOCANCELL THERAPEUTICS INC. purchased, owned or sold from time to time by the undersigned.

     Clal Biotechnology is hereby authorized to file a copy of this letter as an exhibit to said Schedule 13D or Schedule 13G or any amendments thereto.

   Very truly yours,

/s/ CLAL INDUSTRIES AND INVESTMENTS LTD.
CLAL INDUSTRIES AND INVESTMENTS LTD.

/s/ IDB DEVELOPMENT CORPORATION LTD.
IDB DEVELOPMENT CORPORATION LTD.

/s/ IDB HOLDING CORPORATION LTD.
IDB HOLDING CORPORATION LTD.

/s/ NOCHI DANKNER
NOCHI DANKNER

/s/ SHELLY BERGMAN
SHELLY BERGMAN

/s/ RUTH MANOR
RUTH MANOR

/s/ AVRAHAM LIVNAT
AVRAHAM LIVNAT

Agreed:

/s/ CLAL BIOTECHNOLOGY INDUSTRIES LTD.
CLAL BIOTECHNOLOGY INDUSTRIES LTD.